Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191641) pertaining to the 2013 Equity Incentive Award Plan of Pattern Energy Group Inc., and the use of our reports dated May 1, 2014, with respect to the consolidated financial statements of Panhandle Wind Holdings LLC and Panhandle B Member 2 LLC, included in this Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2014.

/s/ Ernst & Young LLP

San Francisco, California

May 2, 2014